Exhibit 23.1a

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I consent to the inclusion in the Registration Statement of Dechan, Inc. on Form SB-2 of my report dated June 30, 2006 and June 30, 2007 relating to the consolidated financial statements of Dechan, Inc.

By: /s/ Sara Jenkins

Sara Jenkins, CPA.

The Blackwing Group, LLC.

18921 G E Valley Parkway  #325

Independence, MO. 64055